EXHIBIT 10.20

SIXTH AMENDMENT

TO

REVOLVING CREDIT AGREEMENT

This SIXTH AMENDMENT TO REVOLVING CREDIT AGREEMENT is made and entered into as of July 14, 2003 (this “Amendment”), among (a) CALIFORNIA STEEL INDUSTRIES, INC., a Delaware corporation (the “Borrower”), (b) THE BANKS, (c) BANK OF AMERICA, N.A., as loan and collateral agent for the Banks (in such capacity, hereinafter the “Loan and Collateral Agent”), (d) BANK OF AMERICA, N.A., as letter of credit agent for the Banks (in such capacity, hereinafter the “Letter of Credit Agent”) and (e) BANK OF TOKYO-MITSUBISHI, LTD, as documentation agent. Capitalized terms used but not defined in this Amendment shall have the same meanings to such terms in the Credit Agreement defined below.

WHEREAS, the Borrower, the Banks, the Loan and Collateral Agent, the Letter of Credit Agent and the Arrangers have entered into that certain Revolving Credit Agreement, dated as of March 10, 1999 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Borrower has requested that the Banks amend the Credit Agreement upon the terms and subject to the conditions contained herein; and

WHEREAS, the Banks have agreed to amend the Credit Agreement upon the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to the Credit Agreement. Subject to satisfaction of the condition set forth in §4 below, the Borrower, the Agents and the Banks hereby agree to amend the Credit Agreement as set forth below.

1.1 Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Applicable Margin” is hereby amended by deleting the chart contained therein and replacing it with the following:

Level	Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Commitment Fee

I	Less than or equal to 1.75:1.0	1.00%	0.00%	0.20%

II	Less than or equal to 2.5:1.0 but greater than 1.75:1.0	1.25%	0.00%	0.20%

III	Less than or equal to 3.5:1.0 but greater than 2.5:1.0	1.50%	0.00%	0.25%

IV	Less than or equal to 4.5:1.0 but greater than 3.5:1.0	1.75%	0.00%	0.40%

V	Greater than 4.5:1.0	2.00%	0.50%	0.50%

(b) The definition of “Borrowing Base” is hereby amended by deleting clauses (a) through (e) in their entirety and substituting in lieu thereof the following new clauses:

“(a) 80% of Eligible Accounts Receivable for which invoices have been issued and are payable; plus

(b) the lesser of (i) 50% of the Net Book Value of Eligible Inventory and (ii) $80,000,000; minus

(c) Reserves; plus

(d) the Discretionary Amount.”

(c) The definition of “Consolidated Operating Cash Flow” is hereby amended by deleting the phrase “(ii) the amount of Distributions made during such period, plus (iii) income taxes” and substituting in lieu thereof the phrase “(ii) net income taxes”.

(d) The definition of “Consolidated Tangible Net Worth” is hereby amended by (i) deleting the period (“.”) at the end of clause (d) and substituting in lieu thereof the text “; plus” and (ii) adding the following new clause (e):

“(e) the value of the Investment of the Borrowers and its Subsidiaries in any of its Affiliates (other than Companhia Siderurgica de Tubarao).”

(e) The definition of “Revolving Credit Loan Maturity Date” is hereby amended by deleting the date “March 10, 2004” and substituting in lieu thereof the date “June 30, 2006”.

(f) The following definition is added to §1.1 and inserted in correct alphabetical order:

“Documentation Agent. Bank of Tokyo-Mitsubishi. The Documentation Agent shall have no rights, duties, obligations or responsibilities beyond those of a Bank.”

1.2 Amendment to Commitment Fee. Section 2.2 of the Credit Agreement is hereby amended by deleting the following proviso in the first sentence of such section:

“provided, however, that notwithstanding the foregoing, the commitment fee shall be calculated with an Applicable Margin of 0.50% if during any quarter the average daily Revolving Credit Loans outstanding plus the average Maximum Drawing Amount and all Unpaid Reimbursement Obligations during such quarter is less than (i) $50,000,000, if the average Total Commitment during such quarter is more than $100,000,000, and (ii) $40,000,000, if the average Total Commitment during such quarter is $100,000,000 or less.”

1.3 Amendment to Distribution Restriction. Section 9.4 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

“9.4 Distributions. The Borrower will not make any Distributions; provided, however, so long as no Default or Event of Default exists or would result therefrom, the Borrower may (a) make semi-annual Distributions not to exceed 50% of the Consolidated Net Income of the Borrower for the prior fiscal quarters for which full Distribution has not already been made so long as (i) such Distributions are made after delivery to the Banks of the financial statements required by Sections 8.4(a) and 8.4(b), (ii) the Borrower has delivered calculations to the Agents, demonstrating in a format satisfactory to the

Agents that (A) the making of such Distributions will not cause a Default or Event of Default on a projected basis for the next two fiscal quarters of the Borrower, (B) the ratio of (y) Consolidated Operating Cash Flow, minus the aggregate amount of such Distributions, for the four fiscal quarters most recently ended to (z) Consolidated Total Debt Service for such period is not less than 1.00:1.00 and (C) during the 30 days prior to the making of such Distributions and immediately thereafter, the lesser of the Borrowing Base and the Total Commitment shall exceed the sum of Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations by not less than $10,000,000, and (iii) prior to making such Distributions the Borrower has paid its trade payables in the ordinary course and not altered such procedures in order to comply with the provisions of the previous part (ii)(C) above, and (b) make Distributions to the preferred stockholders of the Borrower not to exceed $3,000,000 per year.

Any amounts paid in connection with acquisitions permitted under §9.5.1(d) during any fiscal quarter shall be excluded from the calculation of Consolidated Operating Cash Flow in (y) above for such fiscal quarter.”

1.4 Amendment to Mergers and Acquisitions Restrictions. Section 9.5.1 of the Credit Agreement is hereby amended by (a) deleting the text “(d)” and substituting in lieu thereof the text “(e)” and (b) inserting immediately following the phrase “(c) the merger or consolidation of two or more Subsidiaries of the Borrower;” the following text:

“(d) the acquisition of all or any portion of any property subject to the #2 Continuous Galvanizing Line Lease Agreement, dated September 30, 1998, between the Borrower and State Street Bank and Trust Company of California, so long as (i) the aggregate purchase price paid by the Borrower or its Subsidiaries shall not exceed $19,500,000, (ii) prior to and after giving effect to such acquisition there shall be no Default or Event of Default, (iii) the Borrower has delivered to the Agents not less than 5 Business Days prior notice of such proposed acquisition accompanied by calculations demonstrating in a format satisfactory to the Agents that (A) the consummation of such acquisition will not cause a Default or Event of Default on a projected basis for the next two fiscal quarters of the Borrower and (B) during the 30 days prior to the making of such acquisition and immediately thereafter, the lesser of the Borrowing Base and the Total Commitment shall exceed the sum of Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations by not less than $25,000,000, and (iv) such acquisition is otherwise permitted under this Agreement.”

1.5 Amendment to Permitted IBJ Debt, Permitted Refinancing Indebtedness and Indebtedness to DKB Nederland. Section 9.8 of the Credit Agreement is hereby amended by inserting immediately before the period (“.”) at the end thereof the following:

; provided, that the Borrower may prepay, redeem or repurchase the Permitted Refinancing Indebtedness so long as (a) the amount of such prepayment, redemption or repurchase shall not exceed $50,000,000 in the aggregate, (b) prior to and after giving effect to such prepayment, redemption or repurchase, there shall be no Default or Event of Default, (c) the Borrower has delivered to the Agents not less than 5 Business Days prior notice of such proposed prepayment, redemption or repurchase accompanied by calculations demonstrating in a format satisfactory to the Agents that (i) the making of such prepayment, redemption or repurchase will not cause a Default or Event of Default on a projected basis for the next two fiscal quarters of the Borrower and (ii) during the 30 days prior to the making of such prepayment, redemption or repurchase and immediately thereafter, the lesser of the Borrowing Base and the Total Commitment shall exceed the sum of Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations by not less than $25,000,000, and (d) such prepayment, redemption or repurchase is otherwise permitted under the Indenture dated as of April 6, 1999 by and between the Borrower and State Street Bank and Trust Company of California, N.A.”

1.6 Amendment to Capital Expenditures Financial Covenant. Section 10.1 of the Credit Agreement is hereby amended by deleting the phrase “and (d) $40,000,000 for each fiscal year thereafter;” and substituting in lieu thereof the following:

“, (d) $40,000,000 for each of the Borrower’s 2002, 2003 and 2004 fiscal years, (e) $50,000,000 for the Borrower’s 2005 fiscal year and (f) $40,000,000 for each fiscal year thereafter;”

1.7 Amendment to Consolidated Tangible Net Worth Financial Covenant. Section 10.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“10.2. Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth to be less than the sum of (a) $195,000,000, minus (b) $3,000,000, plus (c) on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal year commencing with the fiscal year ending December 31, 2003, plus (d) the proceeds received by the Borrower in connection with the sale of equity securities of the Borrower or its Subsidiaries.”

1.8 Amendment to Fixed Charge Coverage. Section 10.3 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Any amounts paid in connection with acquisitions permitted under §9.5.1(d) hereof during any fiscal quarter shall be excluded from Consolidated Operating Cash Flow for such fiscal quarter for purposes of calculating the Fixed Charge Coverage Ratio under this §10.3.”

2. Replacement of Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby deleted in its entirety, and the Schedule 1 attached hereto is hereby substituted in lieu thereof.

3. Representation and Warranties. The Borrower hereby represents and warrants to each of the Banks and the Agents as follows:

(a) Representations and Warranties in Credit Agreement. Each of the representations and warranties of the Borrower contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement (i) were true and correct when made and (ii) after giving effect to this Amendment, continue to be true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, as amended hereby, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

(b) Authority. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its agreements and obligations under this Amendment (i) are within its corporate authority (ii) have been duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention or any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower, (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any agreement or other instrument binding upon them, (v) require any waivers, consents or approvals by any of its creditors which have not been obtained, or (vi) require any approval which has not been obtained.

(c) Enforceability of Obligations. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4. Condition to Effectiveness. This Amendment (other than Section 1.2 hereof) shall become effective as of June 30, 2003, and Section 1.2 hereof shall become effective as of April 1, 2003, subject to satisfaction of each of the following condition precedent:

(a) Execution and Delivery of Amendment. This Amendment shall have been executed and delivered to the Loan and Collateral Agent by each of the Borrower, the Banks and the Agents.

(b) Representations and Warranties. The representations and warranties set forth in §3 hereof are true and correct on and as of the date hereof.

(c) Corporate Documents and Board Resolutions. The Loan and Collateral Agent shall have received from a duly authorized officer of the Borrower a copy, certified by such officer to be true and complete as of the date hereof, of each of (i) its charter or other incorporation documents as in effect on such date of certification, (ii) its by-laws as in effect on such date, and (iii) the resolutions of its Board of Directors authorizing the Borrower to enter into and carry out the terms of this Amendment and the Credit Agreement, as amended hereby, all in form and substance satisfactory to the Loan and Collateral Agent.

(d) No Default or Event of Default. No Default or Event of Default shall have occurred and shall be continuing.

(e) Amendment Fee. The Borrower shall have paid to the Loan and Collateral Agent for the pro rata account of the Banks, an amendment fee in the amount equal to twenty-five (25) basis points of the Total Commitment.

(f) Structuring and Arrangement Fee. The Borrower shall have paid to the Loan and Collateral Agent for its own account the structuring and arrangement fee set forth in the Fee Letter dated July     , 2003.

5. Affirmation and Acknowledgment of the Borrower. The Borrower hereby ratifies and confirms all of its Obligations to the Banks and the Borrower hereby affirms its absolute and unconditional promise to pay to the Banks the Revolving Credit Loans and all other amounts due under the Credit Agreement, as amended hereby.

6. Miscellaneous Provisions. From and after the date hereof, this Amendment shall be deemed a Loan Document for all purposes of the Credit Agreement and the other Loan Documents and each reference to Loan Documents in the Credit Agreement and the other Loan Documents shall be deemed to include this Amendment. Any breach by the Borrower of the covenants and obligations of the Borrower contained herein shall be an immediate Event of Default. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Loan and Collateral Agent or the Banks under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

7. Applicable Law. THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

CALIFORNIA STEEL INDUSTRIES, INC.

By:	/s/ VICENTE WRIGHT

Name:	Vicente Wright
Title:	President and CEO

BANK OF AMERICA, N.A., as Loan and Collateral Agent

By:	/s/ KEN PURO

Name:	Ken Puro
Title:	Vice President

BANK OF AMERICA, N.A., as a Bank and Letter of Credit Agent

By:	/s/ JAMIE FREEMAN

Name:	Jamie Freeman
Title:	VP

Wells Fargo Bank, N.A.

By:	/s/ ANTHONY D. TURNER

Name:	Anthony D. Turner
Title:	Vice President

Bank Of Tokyo-mitsubishi, Ltd.

By:	/s/ HIROSHI JINZA

Name:	Hiroshi Jinza
Title:	Deputy General Manager

MIZUHO CORPORATE BANK, LTD., (as successor in interest to The Industrial Bank of Japan, Limited)

By:	/s/ SHINJI YAMADA

Name:	Shinji Yamada
Title:	Joint General Manager

SCHEDULE 1

BANKS; COMMITMENT PERCENTAGES; ADDRESSES

Bank	Commitment	Commitment Percentage

BANK OF AMERICA, N.A.	$33,846,153.85	30.769230769%

Notices (other than Loan Requests):

800 Fifth Avenue, Floor 37

Seattle, WA 98104

Mail Code: WA1-501-37-20

Attention: Ken Puro, Vice President

Tel: (206) 358-0138

Fax: (206) 358-0971

E-Mail: ken.puro@bankofamerica.com

Loan Requests:

1850 Gateway Boulevard

Concord, CA 94520

Mail Code: CA4-706-05-09

Attention: Chanita Stevenson

Tel: (925) 675-8401

Fax: (888) 969-9148

E-Mail: chanita.stevenson@bankofamerica.com

BANK OF TOKYO-MITSUBISHI	$29,615,384.62	26.923076923%
Los Angeles Branch 777 South Figueroa Street, Suite 600 Los Angeles, CA 90017 Attention: Yoto Kitagawa, Assistant Vice President Tel: (213) 488-3758 Fax: (213_ 488-3875 E-mail: ykitagawa@btmna.com

WELLS FARGO BANK, N.A.	$25,384,615.38	23.076923077%

Los Angeles Regional Commercial Banking Office

333 S. Grand Avenue, 3rd Floor

Los Angeles, CA 90071

Attention: Anthony Turner, Vice President

Tel: (213) 253-6226

Fax: (213) 687-3501

E-Mail: turnerad@wellsfargo.com

MIZUHO CORPORATE BANK, LTD (as successor in interest to The Industrial Bank of Japan, Limited)	$21,153,846.15	19.230769231%
Los Angeles Agency 350 South Grand Avenue, Suite 1500 Los Angeles, CA 90071 Attention: Yuka Giles, Vice President Tel: (213) 243-4622 Fax: (213) 253-4197 E-mail: Yuka.Giles@mizuhocbus.com
TOTAL:	$110,000,000	100%